Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated October 9, 2012 (including amendments thereto) with respect to the Common Stock of Nabi Biopharmaceuticals.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  October 9, 2012

THE MANGROVE PARTNERS FUND, L.P.

By:	MANGROVE CAPITAL,
General Partner

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE PARTNERS

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE CAPITAL

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

/s/ Nathaniel August
NATHANIEL AUGUST